INDEPENDENT AUDITORS' CONSENT





To The Board of Trustees of
Oppenheimer Enterprise Fund:

      We consent to the use in this Registration Statement of Oppenheimer Enterprise Fund of our report dated September 22, 1997, appearing in the Statement of Additional Information, which is a part of such Registration Statement, and to the reference to us under the heading "Financial Highlights" appearing in the Prospectus, which is also a part of such Registration Statement.




/s/ KPMG Peat Marwick LLP
------------------------------
KPMG Peat Marwick LLP

Denver, Colorado
December 12, 1997